UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): September 1, 2021

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Unit Award Agreements

On September 1, 2021, Diamond Offshore Drilling, Inc. (the “Company”) entered into award agreements for grants of restricted stock units (“RSUs”) under the Company’s 2021 Long-Term Stock Incentive Plan (the “Stock Incentive Plan”) to certain of its key employees, including the following executive officers:

•	Ron Woll, Executive Vice President and Chief Operating Officer;

•	Scott Kornblau, Senior Vice President and Chief Financial Officer;

•	David L. Roland, Senior Vice President, General Counsel and Secretary; and

•	Dominic Savarino, Vice President and Chief Accounting & Tax Officer.

The award agreements provide for time-based awards that vest in equal amounts annually over a three-year period and performance-based awards that vest in equal amounts annually over a three-year period subject to annual performance goals.

Time-Based RSU Awards. The time-based RSUs vest and become non-forfeitable with respect to approximately 1/3 of the RSUs on each of July 1, 2022, July 1, 2023 and July 1, 2024, subject to the recipient’s continuous service or employment with the Company through the applicable vesting date. If the recipient is terminated without “cause” (as defined in the award agreement) or as a result of the recipient’s death or disability, then the number of time-based RSUs that would vest on the next two vesting dates shall immediately vest on the date of such termination. Upon a termination for “cause,” all vested and unvested time-based RSUs shall immediately be forfeited and cancelled for zero compensation. Upon a termination of service for any other reason, all outstanding and unvested time-based RSUs shall immediately be forfeited and cancelled for zero compensation. Upon a change in control of the Company, the number of time-based RSUs that would vest on the next two vesting dates shall immediately vest, subject to the recipient’s continuous service or employment with the Company through consummation of the change in control. Any vested RSUs may be settled in cash in lieu of stock.

Performance-Based RSU Awards. The performance-based RSUs vest and become non-forfeitable with respect to up to approximately 1/3 of the RSUs on each of June 30, 2022, June 30, 2023 and June 30, 2024, subject to the recipient’s continuous service or employment with the Company through the applicable vesting date and the level of achievement of four equally-weighted performance goals as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) no later than 60 days following the end of the applicable performance period. The performance goals consist of (i) a specified level of achievement of five Health, Safety and Environmental objectives for each one-year period in the performance period, (ii) a specified level of achievement of adjusted free cash flow for each one-year period in the performance period, (iii) a specified amount of added cumulative contract backlog for each one-year period in the performance period and (iv) achievement of other strategic initiative goals determined by the Committee. Unless otherwise determined by the

Committee, the percentage of the performance-vesting awards eligible to vest may range from 0% to 100% of the target amount, based on the specified levels of achievement of the performance goals as set forth in the agreement. In no event will the recipient be eligible to earn more than 100% of the target amount for any performance period.

If the recipient is terminated without “cause” or as a result of the recipient’s death or disability, then the recipient will remain eligible to vest, subject to achievement of the performance conditions, in the number of performance-based RSUs that would vest on the next two vesting dates. Upon a termination for “cause,” all vested and unvested performance-based RSUs shall immediately be forfeited and cancelled for zero compensation. Upon a termination of service for any other reason, all outstanding and unvested performance-based RSUs shall immediately be forfeited and cancelled for zero compensation. Upon a change in control of the Company, the number of performance-based RSUs that would vest on the next two vesting dates shall immediately vest to the extent of the achievement of certain performance goals through the date of the change in control, or based on deemed achievement target performance for certain other performance goals. Any vested RSUs may be settled in cash in lieu of stock.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Time-Vesting Restricted Stock Unit Award Agreement filed as Exhibit 10.1 to this report and the form of Executive Performance-Vesting Restricted Stock Unit Award Agreement filed as Exhibit 10.2 to this report.

Supplemental Severance Plan

On September 1, 2021, the Company issued the Diamond Offshore Drilling, Inc. Supplemental Severance Plan (the “Supplemental Severance Plan”), effective as of September 21, 2021, for eight key employees (each, a “participant”), including the above four executive officers. The Supplemental Severance Plan provides the participants with protection for loss of salary and benefits in the event of certain involuntary terminations of employment from the Company in order to assist the Company in retaining an intact senior management team.

The Supplemental Severance Plan provides that if an eligible participant’s employment with the Company is terminated by the Company without “cause” or as a result of the recipient’s death or disability or a resignation for “good reason” (each of “cause” and “good reason” as defined in the Supplemental Severance Plan), the participant will be eligible to receive a lump-sum cash payment in an amount equal to the sum of the participant’s annual base salary and annual target bonus and, subject to the participant’s election of continuation of health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the full cost of the participant’s COBRA premiums for twelve months from the date of the such termination. If an eligible participant’s employment with the Company is terminated by the Company without “cause” or a resignation for “good reason” within six months prior to, or one year following, a change in control of the Company, the participant will instead be eligible to receive a lump-sum cash payment in an amount equal to 1.5 times the sum of the participant’s annual base salary and annual target bonus and, subject to the participant’s election of COBRA coverage, the Company will pay the full cost of the participant’s COBRA premiums for 18 months from the date of such termination. Receipt of severance benefits are subject to the participant’s execution of a release of any claims against the Company and agreement with restrictive covenants, including a covenant of non-solicitation of customers and employees.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Severance Plan filed as Exhibit 10.3 to this report.

Statements in this report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, but are not limited to, statements concerning potential future actions of the Company, potential future events relating to the employment or compensation of the executive officers and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. These risk factors include, among others, risks associated with worldwide demand for drilling services, depressed levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, litigation and disputes, operating risks and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	Specimen Time-Vesting Restricted Stock Unit Award Agreement

10.2	Specimen Executive Performance-Vesting Restricted Stock Unit Award Agreement

10.3	Supplemental Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary